PROMISSORY NOTE

                $600,000         JANUARY    , 1997



FOR VALUE RECEIVED, HYDROGEL DESIGN SYSTEMS, INC., a Delaware corporation (the "the Borrower"), with an address at 750 Lexington Avenue, Suite 2750, New York, New York 10022-1282 promises to pay to the order of BECTON DICKINSON TRANSDERMAL SYSTEMS, A DIVISION OF BECTON DICKINSON AND COMPANY (the "Lender"), in lawful money of the United States of America in immediately available funds at its offices located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1886 or at such other location as the Lender may designate from time to time, the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000), together with interest accruing on the outstanding balance from the date hereof, as provided below.

1. Rate of Interest. Amounts outstanding under this Note will bear interest at eight percent (8%) per annum; provided, that upon maturity, whether by acceleration or otherwise, and at the option of the Lender upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum equal to the lesser of eleven percent (11.0%) and the maximum interest rate allowed under applicable law (the "Default Rate"). Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

2. Payment Terms. All principal and interest under this Note shall be due and payable (A) on the third anniversary of the date hereof if the Lender has ordered more than $252,000 of the product(s) of the Borrower in calendar year 1999, (B) on the fourth anniversary of the date hereof if the maturity date of this Note is not the third anniversary of the date hereof for any reason and the Lender has ordered less than $504,000 of the product(s) in calendar year 2000, (C) on the fifth anniversary of the date hereof if the maturity date of this Note is not the third or fourth anniversary of the date hereof for any reason and the Lender has ordered less than $903,000 of the product(s) of the Borrower in calendar year 2001, or (D) in all events (except as provided in clauses (A), (B) and (C) of this section 2) on the sixth anniversary of the date hereof. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Lender's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

3. Use of Proceeds. The Borrower hereby consents to and authorizes the Lender immediately to deliver 100 percent of proceeds of the loan made by the Lender to the Borrower hereunder to Alcon Laboratories, Inc. (The "Alcon") to satisfy certain payment obligations of the Borrower to the Alcon in connection with the purchase of the Equipment (as such capitalized term and other capitalized term used herein and not otherwise defined herein are defined in the Security Agreement, dated as of the date hereof (the "Security Agreement" and together with this Note and the other documents executed and delivered in connection with the loan made by the Lender to the Borrower hereunder, the "Loan Documents"), by and between the Borrower and the Lender) pursuant to the purchase Documents.

4. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this
Note: (a) the nonpayment of any principal, interest or other indebtedness under this Note when due; (b) the elapse of five business days after the Lender notifies the Borrower in writing of the occurrence of any event of default or default under any agreement evidencing any debt, liability or obligation to the Lender of the Borrower or any of its affiliateds(including, without limitation, any of the Loan Documents) and the Borrower fails to cure during such five business day period; (c) (I) the sale of all or substantially all the assets of the Borrower, (ii) change of control of more than 25 percent of the voting securities of the Borrower or any beneficial owner of the Borrower, provided, that the issuance of 25 percent or more of the voting securities of the Borrower as a result of a public offering of such securities shall not constitute a change of control for purposes of this clause (ii), or (iii) the entering into of any other merger, acquisition, recapitalization or similar transaction by the Borrower in which the Borrower is not the surviving entity, (d) the filing by or against the Borrower or any of its affiliates of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within thirty (30) days of commencement thereof); (e) any assignment by the Borrower or any of its affiliates for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower or any of its affiliates held by or deposited with the Lender; (f) a event of default or default with respect to any other indebtedness of the Borrower or any of its affiliates for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (g) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral (including, the Collateral) securing the obligations (including, without limitation, the Obligations) of the Borrower or any of its affiliates to the Lender; (h) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of the Borrower or any of its affiliates to provide the Lender with additional collateral if in the opinion of the Lender at any time or times, the market value of any of the collateral (including, without limitation, the Collateral) securing this Note or any guarantee has depreciated; (i) any material adverse change in the business, assets, operations, financial condition or results of operations of the Borrower or any of its affiliates; (j) the Borrower ceases doing business as a going concern; (k) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (l) any representation or warranty made by the Borrower to the Lender in any document (including, without limitation, the Loan Documents) now or in the future securing the obligations (including, without limitation, the Obligations) of the Borrower or any of its affiliates to the Lender, is false, erroneous or misleading in any material respect; or (m) the elapse of five business days after the Lender notifies the Borrower of the failure of the Borrower or any of its affiliates to observe or perform any covenant or other agreement with the Lender contained in any document (including, without limitation, the Loan Documents) now or in the future securing the obligations of the Borrower or any of its affiliates to the Lender and Borrower fails to cure during such five business day period. As used herein, the term "Guarantor" means any guarantor of the obligations (including, without limitation, the Obligations) of the Borrower to the Lender existing on the date of this Note or arising in the future.

     Upon the occurrence of an Event of Default: (i) if an Event of Default specified in clause (c), (d) or (e) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind;
(ii) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Lender and without demand or notice of any kind, may be accelerated and become immediately due and payable; (iii) at the option of the Lender, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and
(iv) the Lender may exercise from time to time any of the rights and remedies to the Lender under the Security Agreement, this Note or any other applicable agreement between the Borrower and the Lender or under applicable law (including, a right of set-off).

5. Miscellaneous. No delay or omission of the Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Lender's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Lender's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.
The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.

     This Note has been delivered to an accepted by the Lender and will be deemed to be made in the State where the Lender's office indicated above is located. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LENDER'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Lender's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

6. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD
ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY
TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR
APPROPRIATE.

     IN WITNESS WHEREOF this Note has been executed and delivered on the date first above written by a duly authorized officer of the Borrower.


                              HYDROGEL DESIGN SYSTEMS, INC.


Attest:                       By:

Print Name:                   Print Name:

Title:                        Title: